Exhibit 99

     Internal Revenue Service Determination Letter of Tax Qualified Status



INTERNAL REVENUE SERVICE                     DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P 0 BOX A-3617 DPN20-6
CHICAGO IL 60690



                                             Employer Identification Number:
                                                    39-0875718
Date:  January 20, 1993                             File Folder Number:
                                                    360001315
                                             Person to Contact:
REGAL-BELOIT CORPORATION                            TECHNICAL SCREENER
200 STATE STREET                                    Contact Telephone Number:
BELOIT  WI  53511                                   (312) 435-1040
                                             Plan Name:
                                                    SAVINGS & PROTECTION PLAN

                                             Plan Number: 007

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401 -1 (b)(3) of the Income Tax Regulations). We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is applicable for the amendment(s) adopted on October 2, 1989.

     This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLY TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,



Marilyn W. Day
District Director